Exhibit 99.5(a)

                         INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made as of the 1st day of January, 1993 by and between THE PARK AVENUE PORTFOLIO, a Massachusetts business trust (the "Trust"), and GUARDIAN INVESTOR SERVICES CORPORATION (the "Adviser"), a New York corporation and wholly owned subsidiary of The Guardian Insurance & Annuity Company, Inc., which is, in turn, a wholly owned subsidiary of The Guardian Life Insurance Company of America ("Guardian Life").

      WHEREAS, the Trust is engaged in business as an open-end, diversified, management investment company and is registered as such under the investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, the Trust offers for public sale separate series of shares of beneficial interest which correspond to distinct portfolios of investments; and

      WHEREAS, the Adviser is engaged, among other things, in the business of providing investment advice to investment companies and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Trust desires to retain the Adviser to render investment advisory and management services to the Trust and those of its series which are named in the appendices to this Investment Advisory Agreement, as described herein (the "Series) in the manner and pursuant to the terms and conditions hereinafter set forth; and

      WHEREAS, the Adviser desires to be retained to perform services on said terms and conditions.

      NOW, THEREFORE, the parties agree as follows:

      1. The Trust hereby employs the Adviser to furnish investment research and advice to the Trust and to manage the investment and reinvestment of the assets of each Series, and to perform the other services set forth herein subject to the supervision of the Board of Trustees of the Trust for the period and on the terms set forth herein. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations set forth herein for the compensation set forth in the appendices which are attached hereto and made a part of this Investment Advisory Agreement (the "Fee Appendices").

      2. Any investment program undertaken by the Adviser pursuant to this Agreement and any other activities undertaken by the Adviser on behalf of the Trust and each Series shall at all times be subject to the directives of the Board of Trustees of the Trust, and any duly constituted committee thereof or any officer of the Trust acting pursuant to like authority.

      3. In carrying out its obligations to manage the investment and reinvestment of the assets of each Series, the Adviser shall:

            a. Obtain and evaluate pertinent economic, statistical and financial data and other information relevant to the investment polices of each Series, including information about the economy generally and individual companies or industries, as the Adviser deems necessary or useful to discharge its duties hereunder.

            b. Manage the assets of each Series in a manner consistent with the investment objectives, policies and restrictions of such Series;

            c. Regularly furnish to the Board of Trustees of the Trust recommendations with respect to an overall investment program for each Series which may be approved, modified or rejected by the Board; take such steps as necessary to implement the investment programs approved by the Board; and regularly report to the Board on the implementation of said investment programs and the Adviser's activities in connection with the administration of the Trust and each Series, including preparing statistical and other reports as the Board may request from time to time;

            d. Determine the securities to be purchased, sold or otherwise disposed of by each Series and the timing of such purchases, sales and dispositions; and take such further action, including the placing of purchase and sale orders on behalf of each Series, as the Adviser shall deem necessary or appropriate; and

            e. Maintain the records and books of account with respect to transactions relating to the Trust and each Series (other than those maintained by the Trust's transfer agent, registrar, custodian or other agents); preserve such records and books as required by the Investment Company Act and the Investment Advisers Act of 1940; and supervise the furnishing of services to the Trust and each Series.

      4. The Adviser shall advance the costs of organizing each Series, and bear the costs of rendering the investment management and supervisory services to be performed by it under this Agreement.

      5. The Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. The Adviser may delegate some or all of its responsibilities hereunder to sub-advisers as permitted and in the manner prescribed by the Trust's Amended and Restated Declaration of Trust. The Adviser shall, at its own expense pay the fees and expenses, if any, of the Trustees of the Trust who are deemed to be interested persons of the Trust but not those of the Trustees who are also officers or employees of Guardian Life or any of its subsidiaries.

      6. The Adviser shall furnish, at its own expenses, such office space, facilities and equipment and such clerical help, administrative and bookkeeping services as the Trust and each Series shall reasonably require in the conduct of its business.

      7. For the services to be rendered, the facilities furnished and the expenses assumed by the Adviser with respect to each Series, the Trust shall pay to the Adviser from the assets of each such Series a fee in an amount stated in the Fee Appendix which names such Series. Each Fee Appendix is made a part of this investment Advisory Agreement.

      Compensation under this Agreement, as stated in the Fee Appendices for all Series, shall be calculated and accrued daily and the amounts of the daily accruals shall be paid quarterly, or at such other intervals agreed to by the parties. If this Agreement becomes effective with respect to a Series subsequent to the first day of a quarter or shall terminate before the last day of a quarter, compensation for that part of the quarter during which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the Fee Appendix for such Series. Payment of the Advisers compensation for services to a Series shall be made as promptly as possible after completion of the computations contemplated by Paragraph 9 hereof.

      8. Each Series shall pay all expenses not expressly assumed by the Adviser which may be incurred in connection with such Series' operations and the offering of its shares. Such expenses will include, but are not limited to, the following (or each Series' proportionate share of the following):

            a. Charges and expenses of any custodian, sub-custodian, or depository appointed by the Trust for the safekeeping of the cash, portfolio securities and other property of the Trust and each Series and for keeping any books of account;

            b. Charges and expenses of any shareholder servicing agent, transfer or dividend disbursing agent, any registrar or any agent appointed by the Trust for its Series, and any outside service used for the pricing of any assets held by any Series or the calculation of net asset value of the shares of any Series;

            c. Brokerage commissions and dealer markups and other costs in connection with the purchase or sale of securities;

            d. Taxes, including securities issuance and transfer taxes, and any other fees payable to federal, state or other governmental agencies;

            e. Insurance premiums on property and personnel (including officers and Trustees) of the Trust which Inure to its benefit;

            f. Compensation and expenses of Trustees or members of any advisory board or committee of the Board of Trustees who are not deemed to be interested persons of the Trust;

            g. Legal fees, disbursements and filing fees in connection with the registration or qualification of the Trust and of the shares of beneficial interest issued by the Trust with respect to each Series under federal and state securities laws;

            h. All expenses associated with preparing registration statements and preparing, printing and mailing prospectuses, shareholder reports, proxy statements and other shareholder communications to current shareholders;

            i. All expenses of meetings of shareholders of the Trust or any Series called by the Board of Trustees;

            j. All expenses of regular or special meetings of the Board of Trustees or of any advisory board or committee of the Board of Trustees;

            k. Interest payable on borrowings by any Series;

            l. All expenses incident to the payment of any dividend, distribution, withdrawal or redemption in connection with the Trust or any Series;

            m. Fees and expenses of independent accountants to the Trust;

            n. Charges and expenses of legal counsel, including counsel, if any, to the Trustees of the Trust who are not interested persons of the Trust;

            o. All expenses attributable to underwriting and distributing shares of beneficial interest issued by the Trust with respect to each Series;

            p. Dues or other fees in connection with membership in the investment Company institute or other similar organizations;

            q. Any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and

            r. All other charges and expenses relating to the operation of the Trust or any of its Series unless otherwise explicitly provided herein.

      9. In the event the operating expenses of the Trust or any Series (including amounts payable to the Adviser pursuant to Paragraph 7 hereof), for any fiscal year ending on a date on which this Investment Advisory Agreement is in effect, exceed the expense limitations imposed by state securities laws or regulations thereunder, the Adviser shall reduce the management fee payable by such Series to the extent of such excess, and, if required pursuant to any such laws or regulations, also reimburse such Series or the Trust for annual operating expenses which are paid or payable and which exceed any expense limitation that may be applicable. Excluded from such annual operating expenses shall be the amount of any interest, taxes, brokerage commissions, distribution fees, extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) and any other expenses which may be excluded under the applicable state securities law. Such reduction, if any, shall be computed and accrued daily, shall be settled on a quarterly basis, and shall be based upon the expense limitations applicable as of the end of the last business day of the quarter. Should two or more expense limitations be applicable as of the end of the last business day of the quarter, the expense limitation which results in the largest reduction in the Advisers fee shall be considered operative for purposes of this Paragraph 9.

      10. The Adviser will use its best efforts in the supervision and management of the investment activities of each Series, and shall not be liable to the Trust, any Series, or any investor: for any error of judgment or mistake of law; for any act or omission by the Adviser; or for any losses sustained by the Trust, any Series or any investor, unless said error, mistake, act or omission by the Adviser is the result of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder.

      11. This Agreement shall take effect on the date written above, provided that, with respect to any Series, this Agreement shall not take effect unless it has first been approved (a) by a vote of a majority of the Trustees, including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of that Series' outstanding voting securities. Unless sooner terminated as provided herein, this Agreement shall continue in effect until December 31, 1994. Thereafter, if not terminated, this Agreement shall continue from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Trustees, including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, or, with respect to any given Series, by vote of a majority of the outstanding voting securities of such Series.

      12. Termination of this Agreement, as detailed in sections (a) and (b) of this Paragraph 12 with respect to any given Series, shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Series.

            a. The Trust, or any Series, may, at any time and without the payment of any penalty, terminate this Agreement with respect to such Series upon sixty (60) days written notice to the Adviser, either by majority vote of the Board of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the affected Series.

            b. The Adviser may terminate this Agreement with respect to the Trust or any Series without payment of penalty upon sixty (60) days written notice to the Trust or the affected Series.

            c. This Agreement shall immediately terminate in the event of its assignment unless such automatic termination shall be prevented by an exemptive order or rule of the Securities and Exchange Commission.

      13. This Agreement may be amended by mutual consent, but no amendment shall be effective as to any given Series until it is approved by vote of a majority of such Series' outstanding voting securities, and by the vote of a majority of the members of the Board of Trustees, including a majority of the Trustees who are not deemed to be interested persons of the Trust

      14. Nothing contained in this Agreement shall prevent the Adviser or any affiliated person of the Adviser from rendering investment advisory and corporate administrative services to other investment companies, or from acting as investment adviser or manager to other persons, firms or corporations, or from engaging in other business activities.

      15. The Adviser and the Trust each agree that the words "The Guardian," which may comprise a component of a Series' name, is a property right of Guardian Life. In this regard, the Trust on behalf of itself and each Series agrees and consents to the following: (a) the words "The Guardian" will only be used as a component of a name and for no other purpose; (b) the Trust will not purport to grant to any third party the right to use the words "The Guardian" for any purpose; (c) Guardian Life, the Adviser or any other duly authorized affiliate of Guardian Life may use or grant to others the right to use the words "The Guardian," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company; and (d) upon the termination of any investment advisory agreement into which the Adviser and the Trust may enter, or upon the termination of any such investment advisory agreement with respect to a Series of the Trust, or upon termination of the affiliation of the Adviser with Guardian Life, the Trust and any affected Series of the Trust shall upon request by the Adviser or Guardian Life, cease to use the words "The Guardian" as a name component and shall not use such words or any combination thereof, as part of a name or for any other commercial purpose, and shall take any and all actions which the Adviser or Guardian Life may request to effect the foregoing and to reconvey to the Adviser or Guardian Life any and all rights to the words "The Guardian."

      16. All persons extending credit to, contracting with or having any claim against the Trust, its Series, or the Trustees shall look only to the assets of the Trust or the Series, as the case may be, for payment under such credit, contract or claim. Neither the shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable for payment of any such credit, contract or claim. The obligations of the Trust and each Series hereunder may be satisfied only by resort to the assets of the Trust as divided among the Series.

      17. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act, except as to Paragraph 16 which shall be construed in accordance with the laws of the Commonwealth of Massachusetts. To the extent the applicable law of the State of New York or the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

      18. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities," "interested person," "assign-" ment," "broker," "dealer," "investment adviser," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the Investment Company Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the Investment Company Act which is reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postage prepaid, to the other party. Until further notice, the address of both parties is 201 Park Avenue South, New York, New York 10003.

      IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed on their behalf by and through their duly authorized officers in the City and State of New York as of the date first written above.

                                    THE PARK AVENUE PORTFOLIO

Attest:


/s/ [ILLEGIBLE]                     /s/ [ILLEGIBLE]
---------------------               ---------------------
      Secretary                           President

                                    GUARDIAN INVESTOR
                                    SERVICES CORPORATION

Attest:


/s/ [ILLEGIBLE]                     By /s/ John M. Smith
---------------------               ---------------------
      Secretary                           President

                                  FEE APPENDIX
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    Between
                      THE PARK AVENUE PORTFOLIO ("Trust")
                                      and
                GUARDIAN INVESTOR SERVICES CORPORATION ("GISC")
                      which is Dated as of January 1, 1993

      1. For the services provided and the expenses assumed pursuant to the captioned Investment Advisory Agreement, The Guardian Park Avenue Fund series of the Trust (the "Fund") will pay to GISC a fee, computed daily and paid quarterly (or at such other intervals as the parties may from time to time agree), at the annual rate of 0.50% of the Fund's average daily net assets. For this purpose, the value of the Fund's average daily net assets shall be computed in the manner specified in the Trust's Amended and Restated Declaration of Trust.

      2. The captioned Investment Advisory Agreement as supplemented by this Fee Appendix, shall not take effect with respect to the Fund unless it has first been approved (i) by a vote of the Trustees of the Trust, including a majority of those Trustees of the Trust who are not parties to the Investment Advisory Agreement or interested persons of any such persons, cast in person at a meeting called for the purpose of such approval and (ii) by vote of a majority of the Fund's outstanding voting securities.

      3. This Fee Appendix shall be attached to and made a part of the captioned Investment Advisory Agreement and is subject to all of its terms and conditions.

      IN WITNESS WHEREOF, the parties hereto have caused this Fee Appendix to be executed by their designated officers as of February 1, 1993.

                     THE PARK PORTFOLIO on behalf of
                     THE GUARDIAN PARK AVENUE FUND


                     By: /s/ [ILLEGIBLE]
                         ----------------------------------

                     GUARDIAN INVESTOR SERVICES CORPORATION


                     By: /s/ John M. Smith
                         ----------------------------------

                                  FEE APPENDIX
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    Between
                      THE PARK AVENUE PORTFOLIO ("Trust")
                                      and
                GUARDIAN INVESTOR SERVICES CORPORATION ("GISC")
                      which is Dated as of January 1, 1993

      1. For the services provided and the expenses assumed pursuant to the captioned Investment Advisory Agreement, The Guardian U.S. Government Securities Fund series of the Trust (the "Fund") will pay to GISC a fee, computed daily and paid quarterly (or at such other intervals as the parties may from time to time agree), at the annual rate of 0.50% of the Fund's average daily net assets. For this purpose, the value of the Fund's average daily net assets shall be computed in the manner specified in the Trust's Amended and Restated Declaration of Trust.

      2. The captioned Investment Advisory Agreement as supplemented by this Fee Appendix, shall not take effect with respect to the Fund unless it has first been approved (i) by a vote of the Trustees of the Trust, including a majority of those Trustees of the Trust who are not parties to the Investment Advisory Agreement or interested persons of any such persons, cast in person at a meeting called for the purpose of such approval and (ii) by vote of a majority of the Fund's outstanding voting securities.

      3. This Fee Appendix shall be attached to and made a part of the captioned Investment Advisory Agreement and is subject to all of its terms and conditions.

      IN WITNESS WHEREOF, the parties hereto have caused this Fee Appendix to be executed by their designated officers as of January 1, 1993.

                     THE PARK PORTFOLIO on behalf of
                     THE GUARDIAN U.S. GOVERNMENT SECURITIES FUND


                     By: /s/ [ILLEGIBLE]
                         ----------------------------------

                     GUARDIAN INVESTOR SERVICES CORPORATION


                     By: /s/ John M. Smith
                         ----------------------------------

                                  FEE APPENDIX
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    Between
                      THE PARK AVENUE PORTFOLIO ("Trust")
                                      and
                GUARDIAN INVESTOR SERVICES CORPORATION ("GISC")
                      which is Dated as of January 1, 1993

      1. For the services provided and the expenses assumed pursuant to the captioned Investment Advisory Agreement, The Guardian Cash Management Fund series of the Trust (the "Fund") will pay to GISC a fee, computed daily and paid quarterly (or at such other intervals as the parties may from time to time agree), at the annual rate of 0.50% of the Fund's average daily net assets. For this purpose, the value of the Fund's average daily net assets shall be computed in the manner specified in the Trust's Amended and Restated Declaration of Trust.

      2. The captioned Investment Advisory Agreement as supplemented by this Fee Appendix, shall not take effect with respect to the Fund unless it has first been approved (i) by a vote of the Trustees of the Trust, including a majority of those Trustees of the Trust who are not parties to the Investment Advisory Agreement or interested persons of any such persons, cast in person at a meeting called for the purpose of such approval and (ii) by vote of a majority of the Fund's outstanding voting securities.

      3. This Fee Appendix shall be attached to and made a part of the captioned Investment Advisory Agreement and is subject to all of its terms and conditions.

      IN WITNESS WHEREOF, the parties hereto have caused this Fee Appendix to be executed by their designated officers as of February 1, 1993.

                     THE PARK PORTFOLIO on behalf of
                     THE GUARDIAN CASH MANAGEMENT FUND


                     By: /s/ [ILLEGIBLE]
                         ----------------------------------

                     GUARDIAN INVESTOR SERVICES CORPORATION


                     By: /s/ John M. Smith
                         ----------------------------------

                                  FEE APPENDIX
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    Between
                      THE PARK AVENUE PORTFOLIO ("Trust")
                                      and
                GUARDIAN INVESTOR SERVICES CORPORATION ("GISC")
                      which is Dated as of January 1, 1993

      1. For the services provided and the expenses assumed pursuant to the captioned Investment Advisory Agreement, The Guardian Investment Quality Bond Fund series of the Trust (the "Fund") will pay to GISC a fee, computed daily and paid quarterly (or at such other intervals as the parties may from time to time agree), at the annual rate of 0.50% of the Fund's average daily net assets. For this purpose, the value of the Fund's average daily net assets shall be computed in the manner specified in the Trust's Amended and Restated Declaration of Trust.

      2. The captioned Investment Advisory Agreement as supplemented by this Fee Appendix, shall not take effect with respect to the Fund unless it has first been approved (i) by a vote of the Trustees of the Trust, including a majority of those Trustees of the Trust who are not parties to the Investment Advisory Agreement or interested persons of any such persons, cast in person at a meeting called for the purpose of such approval and (ii) by vote of a majority of the Fund's outstanding voting securities.

      3. This Fee Appendix shall be attached to and made a part of the captioned Investment Advisory Agreement and is subject to all of its terms and conditions.

      IN WITNESS WHEREOF, the parties hereto have caused this Fee Appendix to be executed by their designated officers as of February 1, 1993.

                     THE PARK PORTFOLIO on behalf of
                     THE GUARDIAN INVESTMENT QUALITY BOND FUND


                     By: /s/ [ILLEGIBLE]
                         ----------------------------------

                     GUARDIAN INVESTOR SERVICES CORPORATION


                     By: /s/ John M. Smith
                         ----------------------------------

                                  FEE APPENDIX
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    Between
                      THE PARK AVENUE PORTFOLIO ("Trust")
                                      and
                GUARDIAN INVESTOR SERVICES CORPORATION ("GISC")
                      which is Dated as of January 1, 1993

      1. For the services provided and the expenses assumed pursuant to the captioned Investment Advisory Agreement, The Guardian Tax-Exempt Fund series of the Trust (the "Fund") will pay to GISC a fee, computed daily and paid quarterly (or at such other intervals as the parties may from time to time agree), at the annual rate of 0.50% of the Fund's average daily net assets. For this purpose, the value of the Fund's average daily net assets shall be computed in the manner specified in the Trust's Amended and Restated Declaration of Trust.

      2. The captioned Investment Advisory Agreement as supplemented by this Fee Appendix, shall not take effect with respect to the Fund unless it has first been approved (i) by a vote of the Trustees of the Trust, including a majority of those Trustees of the Trust who are not parties to the Investment Advisory Agreement or interested persons of any such persons, cast in person at a meeting called for the purpose of such approval and (ii) by vote of a majority of the Fund's outstanding voting securities.

      3. This Fee Appendix shall be attached to and made a part of the captioned Investment Advisory Agreement and is subject to all of its terms and conditions.

      IN WITNESS WHEREOF, the parties hereto have caused this Fee Appendix to be executed by their designated officers as of February 1, 1993.

                     THE PARK PORTFOLIO on behalf of
                     THE GUARDIAN TAX-EXEMPT FUND


                     By: /s/ [ILLEGIBLE]
                         ----------------------------------

                     GUARDIAN INVESTOR SERVICES CORPORATION


                     By: /s/ John M. Smith
                         ----------------------------------

                                  FEE APPENDIX
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                                    Between
                      THE PARK AVENUE PORTFOLIO ("Trust")
                                      and
                GUARDIAN INVESTOR SERVICES CORPORATION ("GISC")
                      which is Dated as of January 1, 1993

      1. For the services provided and the expenses assumed pursuant to the captioned Investment Advisory Agreement, The Guardian Asset Allocation Fund series of the Trust (the "Fund") will pay to GISC a fee, computed daily and paid quarterly (or at such other intervals as the parties may from time to time agree), at the annual rate of 0.50% of the Fund's average daily net assets. For this purpose, the value of the Fund's average daily net assets shall be computed in the manner specified in the Trust's Amended and Restated Declaration of Trust.

      2. The captioned Investment Advisory Agreement as supplemented by this Fee Appendix, shall not take effect with respect to the Fund unless it has first been approved (i) by a vote of the Trustees of the Trust, including a majority of those Trustees of the Trust who are not parties to the Investment Advisory Agreement or interested persons of any such persons, cast in person at a meeting called for the purpose of such approval and (ii) by vote of a majority of the Fund's outstanding voting securities.

      3. This Fee Appendix shall be attached to and made a part of the captioned Investment Advisory Agreement and is subject to all of its terms and conditions.

      IN WITNESS WHEREOF, the parties hereto have caused this Fee Appendix to be executed by their designated officers as of February 1, 1993.

                     THE PARK PORTFOLIO on behalf of
                     THE GUARDIAN ASSET ALLOCATION FUND


                     By: /s/ [ILLEGIBLE]
                         ----------------------------------

                     GUARDIAN INVESTOR SERVICES CORPORATION


                     By: /s/ John M. Smith
                         ----------------------------------